UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Apex Mortgage Capital, Inc.

(Name of Registrant as Specified In Its Charter)

[List Other Person(s) or replace with LP24 (total) if blank]

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NOTICE OF

ANNUAL MEETING

OF SHAREHOLDERS

AND

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

JUNE 19, 2003

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 19, 2003

To the Holders of Shares of Common Stock of Apex Mortgage Capital, Inc.:

The 2003 Annual Meeting of Shareholders of Apex Mortgage Capital, Inc. will be held on June 19, 2003 at The Los Angeles Marriott Downtown Hotel, 333 South Figueroa Street, Los Angeles, California 90071 at 9:00 a.m. Pacific Time, for the following purposes:

•	To elect two directors to hold office for a term of three years, or until their successors are elected and qualified.

•	To ratify the appointment of Deloitte & Touche LLP, independent public accountants, as auditors for the current year; and

•	To take action on other business that may properly come before the meeting.

To assure your representation at the meeting, please mark, sign and date your proxy card and return it in the envelope provided after reading the accompanying proxy statement.

MICHAEL E. CAHILL

Secretary

Los Angeles, California

April 30, 2003

YOUR VOTE IS IMPORTANT.

PLEASE PROMPTLY DATE, SIGN AND RETURN

YOUR PROXY IN THE ENCLOSED ENVELOPE.

April 30, 2003

PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 20, 2003

GENERAL INFORMATION

This proxy statement and accompanying proxy card are being mailed to shareholders beginning on or about May 13, 2003 in connection with the solicitation of proxy cards by the Board of Directors of Apex Mortgage Capital, Inc. (also referred to as the “Company”) for use at the 2003 Annual Meeting of Shareholders. The principal office of the Company is located at 865 South Figueroa Street, Los Angeles, California 90017.

Holders of record of Company common stock at the close of business on April 30, 2003 are entitled to notice of and to vote at the meeting. At the close of business on April 22, 2003 there were 29,857,000 shares of common stock outstanding, each of which entitles its holder to one vote. Cumulative voting is not allowed.

The Board of Directors solicits and recommends your execution of the enclosed proxy card. You may revoke your proxy card at any time prior to it being used at the meeting by submission of a later proxy, giving notice in writing to the Secretary of the Company or voting in person.

Shares for which a properly signed proxy card is received will be represented at the Annual Meeting and will be voted as instructed on the proxy card. Shareholders are urged to specify their choices by marking an “X” in the appropriate box on the proxy card. If no choices are specified, the shares represented will be voted as recommended by your Board of Directors.

The presence at the Annual Meeting, in person or by proxy, of a majority of the shares of the Company’s common stock issued and outstanding as of April 30, 2003, will constitute a quorum. A quorum is necessary for the transaction of business at the Annual Meeting. The Company will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as not voting for purposes of any matter submitted to the shareholders for a vote. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter (“broker non-votes”), those shares will be treated as abstentions with respect to that matter. Shares represented by improperly marked proxy cards will be treated as abstentions.

Once a quorum is present, a majority of the votes cast at the Annual Meeting is sufficient to take or authorize action upon any matter which may properly come before the meeting and a plurality of all the votes cast at the meeting is sufficient to elect a director.

Votes cast at the Annual Meeting will be tabulated by the persons appointed by the Company to act as inspectors of election for the Annual Meeting.

The enclosed proxy is solicited by the Board of Directors of the Company. The cost of the solicitation will be borne by the Company. Proxy solicitations will be made by mail, and may also be made by personal interview, telephone, facsimile transmission and telegram on behalf of the Company by directors and officers of the Company. Banks, brokerage houses, nominees and other fiduciaries will be requested to forward the proxy soliciting materials to the beneficial owners and obtain authorization for the execution of proxies. The Company may reimburse brokers, banks and other fiduciaries for postage and reasonable expenses incurred by them in the forwarding of proxy material to beneficial owners of stock. The Company will not engage an outside firm to solicit proxies.

PROPOSAL 1: ELECTION OF DIRECTORS

The Board of Directors is divided into three classes. The present term for the Class II directors expires at the Annual Meeting, and the present terms for the Class III and Class I directors expire at the annual meetings of shareholders to be held in 2004 and 2005, respectively. Each director holds such office until his successor is duly elected or qualified.

Two Class II directors are to be elected at the Annual Meeting to hold office until the Annual Meeting of Stockholders in 2006 and until their respective successors are duly elected and qualified. The Board of Directors has nominated Peter G. Allen and Philip A. Barach to continue to serve as Class II directors (also referred to as the “Nominees”). Each of the Nominees is currently serving as a director of the Company. The Board of Directors anticipates that each Nominee will serve, if elected, as a director. However, if any person nominated by the Board of Directors is unable to serve, the proxy confers upon the holders thereof discretionary authority to vote for the election of such other person or persons as the Board of Directors may recommend.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES. PROXIES RECEIVED WILL BE VOTED FOR EACH OF THE NOMINEES UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THE PROXY.

PROPOSAL 2: APPOINTMENT OF AUDITORS

Deloitte & Touche LLP, independent public accountants, have been appointed as auditors by the Board of Directors of the Company to examine the books and accounts of the Company for the year ending December 31, 2003. A representative of Deloitte & Touche LLP is expected to attend the Annual Meeting. This representative will have the opportunity to make a statement and is expected to be available to respond to appropriate questions raised at the meeting. At the Annual Meeting, shareholders will be asked to vote for or against ratification of the Board of Directors appointment of Deloitte & Touche LLP.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS ITEM. PROXIES RECEIVED WILL BE VOTED FOR THIS ITEM UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THE PROXY.

OTHER BUSINESS

Management does not intend to present and does not know that others will present any other items of business at the Annual Meeting. However, if any other matters properly come before the meeting, the appointed proxies will vote in their discretion.

DIRECTORS AND EXECUTIVE OFFICERS

Class I Directors

Samuel P. Bell, 66, has been an unaffiliated director of the Company since October 2002 and a member of its Audit Committee since December 2002. Mr. Bell is President of Los Angeles Business Advisors (since 1996) and previously was the Area Managing Partner of Ernst & Young for the Pacific Southwest Area. Mr. Bell is also a director of Point 360, TCW Convertible Securities Fund, Inc. and TCW Galileo Funds, Inc. and a trustee of TCW Premier Funds. Mr. Bell received a B.A. degree in Accounting from the University of Texas.

Carl C. Gregory, III, 58, has been an unaffiliated director of the Company and a member of its Audit Committee since December 1997. Since May 2000, Mr. Gregory has been President and Chief Executive Officer of Encore Capital Group, Inc. (previously named MCM Capital Group, Inc.) From January 1998 until May 2000, he was Chairman and Chief Executive Officer of West Capital Financial Services Corp. From January 1996 through 1997, he was Managing Partner of American Western Partners. Mr. Gregory received a B.A. degree in Accounting from Southern Methodist University and an M.B.A. degree in Finance from the University of Southern California.

Jeffrey E. Gundlach, 43, is Chief Investment Officer, Vice Chairman and has been an affiliated director of the Company since October 1997. Mr. Gundlach is a Group Managing Director of TCW Investment Management Company (the “Manager”), and of certain affiliates of the Manager. Mr. Gundlach has been with The TCW Group, Inc. and its subsidiaries and affiliates (“TCW”) since 1985. Previously, Mr. Gundlach was employed by Transamerica Corporation’s Property/Casualty Insurance division, where he was a Senior Loss Reserve Analyst responsible for investment discount and funding strategies. Mr. Gundlach is also a member of TCW’s mortgage backed securities group. Mr. Gundlach is a graduate of Dartmouth College, holding B.A. degrees in Mathematics and Philosophy (summa cum laude). He also attended Yale University as a Ph.D. candidate in Mathematics.

Class II Directors

Peter G. Allen, 44, has been an unaffiliated director of the Company and a member of its Audit Committee since December 1997. He is also Chairman of its Compensation Committee. Mr. Allen is President of Haven Capital. Previously, Mr. Allen was an investment banker for Credit Suisse First Boston as a Managing Director and co-head of their West Coast office from October 1998 through December 1999. Previously, he worked at Morgan Stanley & Co. Incorporated for 15 years through January 1997, where he was the Managing Director responsible for the firm’s investment banking operations in the southwestern United States. During his tenure at Morgan Stanley, Mr. Allen advised a number of companies in a wide variety of strategic and financial transactions. Mr. Allen was also the Managing Partner at Chartwell Partners from January 1997 through July 1997. Mr. Allen received his B.A. degree in Economics (summa cum laude) from Yale University and his M.B.A. degree from Stanford University.

Philip A. Barach, 50, is President, Chief Executive Officer and has been an affiliated director of the Company since October 1997. Mr. Barach is also a Group Managing Director and Chief Investment Officer of Investment Grade Fixed Income of the Manager and certain of its affiliates. Mr. Barach is a member of TCW’s mortgage backed securities group. Mr. Barach joined TCW in 1987 after being employed by Sun Life Insurance Company, where he was Senior Vice President and Chief of Investments. Previously, Mr. Barach served as head of Fixed Income Investments for the State of California Retirement System. Mr. Barach attended the Hebrew University of Jerusalem, where he received a B.A. degree in International Relations and an M.B.A. degree in Finance.

Class III Directors

The Hon. John A. Gavin, 72, has been an unaffiliated director of the Company and a member of its Audit Committee since December 1997. Mr. Gavin is founder and, since 1968, chairman of Gamma Holdings, an international capital and consulting firm. He is a member of the Latin America Strategy Board of Hicks, Muse, Tate & Furst. Mr. Gavin is a director of Causeway Capital and the Hotchkis and Wiley Funds. Mr. Gavin is also a director of the TCW Convertible Securities Fund, Inc. and TCW Galileo Funds Inc. and a trustee of TCW Premier Funds. From 1981 to 1986, Mr. Gavin was the United States Ambassador to Mexico. Mr. Gavin graduated from Stanford University with a degree in Economic History of Latin America.

Marc I. Stern, 59, is Chairman and has been an affiliated director of the Company since September 1997. Mr. Stern is Chairman of the Board of Directors of the Manager, Vice Chairman of the Board of Directors of TCW Asset Management Company and Trust Company of the West. Mr. Stern is also President and a director of The TCW Group, Inc. and Chairman of the TCW Galileo Funds Inc. and TCW Premier Funds. Mr. Stern joined TCW in 1990. Previously, Mr. Stern was President of SunAmerica, Inc., Managing Director and Chief Administrative Officer of the Henley Group, Inc. and Senior Vice President of Allied-Signal, Inc. and related entities. Mr. Stern is also Director of Qualcomm, Inc. and the Los Angeles Music Center Opera, and a member of the Board of Trustees of The Salk Institute and Dickinson College. Mr. Stern received a B.A. degree from Dickinson College, an M.A. degree from the Columbia University School of Public Law and Government, and a J.D. degree from the Columbia University School of Law.

Biographical information regarding each executive officer who is not a director is set forth below:

Joel A. Damiani, 40, has been a Senior Vice President of the Company since December 2001. Mr. Damiani is a Managing Director of the Manager and certain of its affiliates. Prior to joining TCW in 1999 Mr. Damiani was a Senior Vice President and head of mortgage investments at Back Bay Advisors L.P. Prior to that, he was an Assistant Vice President and Portfolio Manager for The Putnam Companies. Mr. Damiani holds both a B.S. degree in Molecular Biology and an M.S. degree in Finance from the University of Wisconsin. He is also a Chartered Financial Analyst.

David S. DeVito, 40, has been Controller of the Company since March 1999 and Chief Financial Officer of the Company since August 2001. Mr. DeVito is also a Managing Director and the Chief Financial Officer of the Manager and certain of its affiliates. Prior to joining TCW in 1993, Mr. DeVito was a Senior Manager with Deloitte & Touche LLP, specializing in serving the investment management and securities broker/dealer industries. He received his B.A. degree in Business Economics from the University of California at Los Angeles and is a Certified Public Accountant in the state of California. He is also a member of the American Institute of Certified Public Accountants and the California Society of Certified Public Accountants.

Joseph J. Galligan, 44, has been a Senior Vice President of the Company since September 1997. Mr. Galligan is a Managing Director of the Manager and certain of its affiliates. Prior to joining TCW in 1991, Mr. Galligan was a Vice President at Smith Barney in the Mortgage-Backed Specialist Group. Prior to that, he spent five years at First Boston as Vice President in the same area. In addition, Mr. Galligan spent over three years at Scudder Stevens & Clark as a Portfolio Manager/Trader. He holds a B.S. degree in Economics with a concentration in Finance from the Wharton School of Business at the University of Pennsylvania. Mr. Galligan is a Chartered Financial Analyst.

Michael E. Cahill, 52, has been Secretary of the Company since September 1997. Mr. Cahill is a Managing Director and General Counsel of the Manager and certain of its affiliates. Prior to joining TCW in 1991, Mr. Cahill was Senior Vice President and General Counsel of Act III Communications. Previously, he was in private law practice with O’Melveny & Myers and, prior to that, with Shenas, Robbins, Shenas & Shaw in San Diego. He is a member of the State Bar of California and of the Province of Ontario and is admitted to various courts, including the U.S. Supreme Court. Mr. Cahill holds B.A. degrees in Mathematics and Philosophy from Bishops University, Quebec, an LL.M. degree from Harvard University and an LL.B. degree from Osgoode Hall Law School, York University, Toronto.

Philip K. Holl, 53, has been Assistant Secretary of the Company since December 1997. Mr. Holl joined TCW in 1994 and is Senior Vice President and Associate General Counsel of the Manager and certain of its affiliates. Prior to joining TCW, Mr. Holl was General Counsel and Secretary to The Reserve Group of Mutual Funds (New York). Mr. Holl received a B.A. degree in Economics from Rutgers College, a J.D. degree from the Rutgers University School of Law (Camden) and a LL.M. degree from the New York University School of Law.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

Board of Directors

The Company is managed by a Board of Directors composed of seven members, a majority of whom are independent of the Company’s management. The Board of Directors met five times in 2002. The Board of Directors has an Audit Committee and a Compensation Committee. During the fiscal year ended December 31, 2002, all directors attended at least 75% of the aggregate of (i) the meetings of the Board of Directors, and (ii) the committees on which they served, that were held during the period for which they were a director or committee member, respectively.

Audit Committee

The Board of Directors’ Audit Committee consists of Messrs. Allen, Bell, Gavin and Gregory, each of whom is an “independent director”, as defined in Section 121(A) of the American Stock Exchange listing standards, as amended. Mr. Bell serves as the Audit Committee’s Chairman. The Audit Committee makes recommendations concerning the appointment of the Company’s independent auditor. The Audit Committee also reviews the Company’s financial statements and meets with management, financial personnel and the Company’s auditor to consider the adequacy of the internal controls of the Company. The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls.

While financially literate under the applicable American Stock Exchange rules, the members of the Audit Committee are not professionally engaged in the practices of accounting or auditing and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and Deloitte & Touche LLP. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Audit Committee’s reviews, considerations and discussions do not assure that Deloitte & Touche LLP’s audit of our financial statement has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that our public accountants are in fact “independent.”

The Audit Committee met twice in 2002. The Board of Directors has adopted an Audit Committee charter, which is attached to this proxy statement as Exhibit A.

Independent Auditor—Services and Fees

Aggregate fees billed to the Company for the fiscal year ending December 31, 2002 by the Company’s principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohatsu, and affiliates:

Audit Fees	$87,107
All Other Fees (tax services and services in connection with 2002 public offerings)	$146,950

Total Fees	$234,057

The Audit Committee of the Board of Directors has considered the nature of the non-audit services rendered by the independent auditor and does not consider them incompatible with the auditor’s independence.

Compensation Committee Interlocks and Insider Participation

The Board of Directors’ Compensation Committee is comprised entirely of directors independent of the Company’s management and consists of Messrs. Allen, Bell, Gavin and Gregory. Mr. Allen serves as the Compensation Committee’s Chairman. The Compensation Committee’s primary duty is to administer the

Company’s Stock Option Plan. No interlocking relationship exists between the Company’s Board of Directors or officers responsible for compensation decisions and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past. The Compensation Committee did not meet in 2002.

Nominating Committee

The Board of Directors does not have a standing nominating committee.

Compensation of Directors

The Company pays an annual director’s fee to each unaffiliated director of $10,000, a fee of $1,250 for each meeting of the Board of Directors attended by each unaffiliated director and reimbursement of costs and expenses of all directors for attending such meetings. The Company does not separately compensate affiliated directors. The directors also receive a fee of $1,250 for each committee meeting attended.

BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires the Company’s directors and executive officers, and holders of more than 10% of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission (the “SEC”) initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Such officers, directors and 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of such forms that it received, or written representations from reporting persons that no Form 5’s were required for such persons, to the Company’s knowledge, during our last fiscal year, all Section 16(a) filing requirements were satisfied on a timely basis.

EXECUTIVE COMPENSATION

The following table discloses compensation received by the Company’s Chief Executive Officer and the four remaining most highly paid executive officers for each of the three fiscal years ended December 31, 2000, 2001 and 2002.

Summary Compensation Table1

					Long Term Compensation
					Awards		Payouts
Name and Principal Position	Year	Annual Compensation			Restricted Stock Awards ($)	Number of Securities Underlying Options (#)	LTIP Payouts	All Other Compensation
		Salary ($)	Bonus ($)	Other Annual Compensation[2]
Philip A. Barach	2000	—	—	$42,120	—	55,000	—	—
President &	2001	—	—	$50,700	—	—	—	—
Chief Executive Officer	2002	—	—	$59,800	—	—	—	—

Jeffrey E. Gundlach	2000	—	—	42,120	—	55,000	—	—
Chief Investment Officer	2001	—	—	50,700	—	—	—	—
	2002	—	—	59,800	—	—	—	—

David S. DeVito	2000	—	—	—	—	—	—	—
Controller and Chief	2001	—	—	8,000	—	28,000	—	—
Financial Officer	2002	—	—	23,000	—	—	—	—

Joseph J. Galligan	2000	—	—	25,920	—	34,000	—	—
Senior Vice President	2001	—	—	31,200	—	—	—	—
	2002	—	—	36,800	—	—	—	—

Michael E. Cahill	2000	—	—	11,340	—	18,000	—	—
Secretary	2001	—	—	13,650	—	—	—	—
	2002	—	—	16,100	—	—	—	—

[1]	The officers of the Company are separately compensated by the Manager for certain of their duties performed on behalf of the Company.

[2]	The options granted during 1998 and a portion of those granted during 2001 to Mr. DeVito included dividend equivalent rights (“DERs”) which enable the option recipient to receive an amount equal to any dividends declared and paid by the Company on each underlying share. DERs of $1.62, $1.95 and $2.30 per share were received during 2000, 2001 and 2002, respectively, and are included in this table as “Other Annual Compensation”.

Stock Options Granted

No stock options were granted to executive officers of the Company during the year ended December 31, 2002.

Options Exercised and Year End Holdings

The following table represents the total number of stock options exercised by executive officers of the Company during the year ended December 31, 2002, and the value of unexercised options held by executive officers of the Company as of December 31, 2002.

Aggregated Option Exercises in 2002 and

December 31, 2002 Option Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at December 31, 2002 (#) Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at December 31, 2002 ($) Exercisable/Unexercisable
Philip A. Barach	None Exercised	0	121,000/ 0	$0/$0

Jeffrey E. Gundlach	None Exercised	0	121,000/ 0	$0/$0

Joseph J. Galligan	None Exercised	0	75,000/ 0	$0/$0

Michael E. Cahill	None Exercised	0	40,000/ 0	$0/$0

David S. DeVito	None Exercised	0	14,000/14,000	$0/$0

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The Company has been informed that as of the dates indicated the following persons were beneficial owners of more than 5% of the Company’s common stock.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned/as of	Percent of Voting Securities Outstanding[1]

Putnam LLC d/b/a Putnam Investments One Post Office Square Boston, MA 02109[2]	1,493,041/February 14, 2003	5.00%

[1]	Based on 29,857,000 shares of common stock issued and outstanding as of April 22, 2003.

[2]	This information was obtained from an undated Schedule 13G filing made by Putnam LLC on February 14, 2003, regarding its beneficial ownership of the Company’s common stock as of an undisclosed date.

The following table shows shares of common stock beneficially owned as of April 19, 2003 by all Directors, Executive Officers and all Directors and Officers as a group.

Name of Beneficial Owner*	Number of Shares Beneficially Owned	Percent of Voting Securities Outstanding[1]
Peter G. Allen	53,500[2]	0.18%
Philip A. Barach	191,800[5]	0.63%
Samuel P. Bell	0	0%
Michael E. Cahill	40,000[4]	0.13%
Joel A. Damiani	14,000[6]	0.05%
David S. DeVito	14,000[6]	0.05%
Joseph J. Galligan	80,000[7]	0.26%
John A. Gavin	50,000[3]	0.16%
Carl C. Gregory, III	64,664[3]	0.21%
Jeffrey E. Gundlach	151,000[5]	0.50%
Marc I. Stern	84,166[8]	0.28%
All Directors and Officers as a Group	743,130[9]	2.44%

*	Unless otherwise indicated, the address for the individuals in this table is c/o Apex Mortgage Capital, Inc. at 865 South Figueroa Street, Los Angeles, California 90017.

[1]	Based on 29,857,000 shares of common stock issued and outstanding as of April 22, 2003 plus any shares issuable upon the Beneficial Owner’s (or Owners’) exercise of vested options.

[2]	Includes 43,500 shares of common stock issuable upon the exercise of vested options.

[3]	Includes 50,000 shares of common stock issuable upon the exercise of vested options.

[4]	Includes 40,000 shares of common stock issuable upon the exercise of vested options.

[5]	Includes 121,000 shares of common stock issuable upon the exercise of vested options.

[6]	Includes 14,000 shares of common stock issuable upon the exercise of vested options.

[7]	Includes 75,000 shares of common stock issuable upon the exercise of vested options.

[8]	Includes 60,000 shares of common stock issuable upon the exercise of vested options.

[9]	Includes 588,500 shares of common stock issuable upon the exercise of vested options.

REPORT FROM THE COMPENSATION COMMITTEE

Because the Company does not pay direct compensation to its officers, the Compensation Committee’s primary duty is to administer the Company’s Stock Option Plan. During 2002, the Compensation Committee did not meet and did not grant any stock options.

The philosophy behind the Compensation’s Committee’s compensation program is to attract, retain and motivate skilled and talented executives, and align their compensation with the Company’s performance. The Committee’s objective has been to utilize equity-based compensation to provide appropriate incentives for the officers and directors to achieve the business objectives of the Company. The Committee believes that stock options are an important means to link the interests of officers and directors with shareholders and to encourage management to adopt a longer-term perspective. In determining the appropriate level of stock options, the Compensation Committee reviewed the option grants and other compensation levels established by similar real estate investment trusts.

Section 162(m) of the Internal Revenue Code provides that compensation paid to a public company’s chief executive officer and its four other highest paid executive officers in tax years 1994 and thereafter in excess of $1 million is not deductible unless such compensation is paid only upon the achievement of objective performance goals where certain procedural requirements have been satisfied. Alternatively, such compensation may be deferred until the executive is no longer a covered person under Section 162(m). Based on fiscal year 2002 compensation levels, no such limits on the deductibility of compensation applied to any officer of our Company.

The Compensation Committee

Peter G. Allen (Chairman)

Samuel P. Bell

John A. Gavin

Carl C. Gregory, III

The foregoing Compensation Committee report shall not be deemed to be “soliciting material” or to be filed with the SEC nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Company specifically incorporates it by reference into such filing.

REPORT FROM THE AUDIT COMMITTEE

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements to be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002. In performing its review, the Audit Committee discussed the propriety of the application of accounting principles by the Company, the reasonableness of significant judgements and estimates used in the preparation of the financial statements, and the clarity of disclosures in the financial statements.

The Audit Committee reviewed and discussed with the independent auditor, Deloitte & Touche LLP, its opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States. Included in this discussion were the matters required by Statement on Auditing Standards No. 61, “Communication with Audit Committees”, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants, which included its judgment as to the propriety of the application of accounting principles by the Company.

The Audit Committee received the written communications from the independent auditor regarding its independence from the Company as required by the Independence Standards Board’s Standard No. 1, “Independence Discussions With Audit Committees”, and discussed that matter with the independent auditor.

The Audit Committee discussed with the Company’s independent auditors the overall scope, plans and results of its audit. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of its audit, its evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting process.

Based on the above reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission.

The Audit Committee

Samuel P. Bell (Chairman)

Peter G. Allen

John A. Gavin

Carl C. Gregory, III

The foregoing Audit Committee report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent the Company specially incorporates it reference into such filing.

Total Return Comparison Since Commencement

of Operations (December 4, 1997)

Through December 31, 2002

The following graph shows a comparison of total stockholder return for holders of our common stock from December 4, 1997 through December 31, 2002 compared with the S&P Composite 500 Stock Index and the Bloomberg Mortgage REIT Index. This graph is presented pursuant to SEC rules. The stock price information depicted in the following graph is not necessarily indicative of future performance. The graph provides the cumulative value of a $100 investment on December 4, 1997 plus the reinvestment of dividends.

	12/4/97	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02
Apex Mortgage Capital, Inc.	$100	$93.60	$71.09	$86.84	$70.25	$137.07	$95.55
S&P Composite 500 Index	100	99.83	128.37	155.38	141.23	124.44	96.94
Bloomberg Mortgage REIT Index	100	88.98	72.80	76.70	85.68	167.00	206.96

The information contained in this Comparison shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In addition to being Chairman and a director of the Company, Mr. Stern is Chairman and a director of the Manager. Mr. Barach, in addition to being President, Chief Executive Officer and a director of the Company is also a Group Managing Director of the Manager. Mr. Gundlach, the Vice Chairman and Chief Investment Officer of the Company, is also a Group Managing Director of the Manager. Mr. DeVito, in addition to being Controller and Chief Financial Officer of the Company, is a Managing Director and Chief Financial Officer of the Manager. Messrs. Damiani and Galligan, Senior Vice Presidents of the Company, are also Managing Directors of the Manager. Mr. Cahill, Secretary of the Company, is also General Counsel, Secretary and a Managing Director of the Manager.

The Manager will receive annual base management compensation based on the Average Net Invested Capital of the Company, payable monthly in arrears, equal to ¾ of 1% of Average Net Invested Capital. “Average Net Invested Capital” means the month end sum of (i) the Company’s total shareholders’ equity computed in accordance with generally accepted accounting principles, plus (ii) any unsecured debt approved for inclusion by the Unaffiliated Directors at issuance, plus or minus (iii) an adjustment to exclude the impact of any unrealized gains, losses or other items that do not affect realized net income. For the year ended December 31, 2002, the Manager received a base management fee of $1,912,000 from the Company.

The Manager shall also be entitled to receive as incentive compensation for each fiscal quarter, an amount equal to 30% of the Net Income of the Company, before incentive compensation, in excess of the amount that would produce an annualized Return on Equity equal to the Ten-Year U.S. Treasury Rate plus 1%. The incentive compensation calculation and payment will be made quarterly in arrears. The term “Return on Equity” is calculated for any quarter by dividing the Company’s Net Income for the quarter by its Average Net Worth for the quarter. For purposes of calculating the incentive compensation payable, the definition “Return on Equity” is not related to the actual distributions received by shareholders or to an individual investor’s actual return on investment. For such calculations, the “Net Income” of the Company means the taxable income of the Company (including net capital gains, if any) before the Manager’s incentive compensation, net operating loss deductions arising from losses in prior periods and deductions permitted by the Internal Revenue Code of 1986, as amended, in calculating taxable income for a REIT plus the effects of adjustments, if any, necessary to record hedging and interest transactions in accordance with generally accepted accounting principles. A deduction for all of the Company’s interest expenses for borrowed funds is taken into account in calculating Net Income. “Average Net Worth” for any period means the arithmetic average of the sum of the gross proceeds from the offerings of its equity securities by the Company, before deducting any underwriting discounts and commissions and other expenses and costs relating to the offerings, plus the Company’s retained earnings (without taking into account any losses incurred in prior periods) computed by taking the average of such values at the end of each month during such period, minus the cumulative amounts paid by the Company to repurchase its shares. For the Year Ended December 31, 2002 the Manager received $2,000,000 in incentive compensation.

ANNUAL REPORT

This proxy statement is accompanied by the mailing of the Annual Report to Shareholders for the fiscal year ended December 31, 2002, which contains financial and other information about the activities of the Company.

The Company will furnish to a shareholder, without charge, a copy of its most recent annual report to the SEC (Form 10-K) upon receipt of a written request to Investor Relations, Apex Mortgage Capital, Inc., 865 South Figueroa Street, Los Angeles, California 90017.

PROPOSALS OF SECURITY HOLDERS

Notice is hereby given that any shareholder proposal intended to be presented at the Annual Meeting of Shareholders in 2004 must be received at the Company’s principal office on or before December 31, 2003. Any shareholder proposed received after this date will be considered untimely and will not be included in the proxy statement. Shareholder proposals may be included in next year’s proxy statement if they comply with certain rules and regulations promulgated by the SEC. Pursuant to our bylaws, a shareholder wishing to make a proposal or a nomination for director that is not to be included in our proxy statement for our 2004 Annual Meeting of Shareholders must provide specific information to us at least 60 days before (and not more than 90 days before) the 2004 Annual Meeting. If we give less than 70 days’ notice of the date of the 2004 Annual Meeting to our shareholders, to be timely, the shareholder’s notice must be received not later than the close of business on the tenth day following the day we publicly disclose the date of the meeting or mail the proxy statement. Shareholders are also advised to review our bylaws, which contain several additional requirements with respect to advance notice of shareholder proposals and director nominations.

By Order of the Board of Directors

Michael E. Cahill

Los Angeles, California

April 30, 2003

EXHIBIT A

APEX MORTGAGE CAPITAL, INC.

AUDIT COMMITTEE CHARTER

The Audit Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) of Apex Mortgage Capital, Inc. (the “Company”) to assist the Board in monitoring (i) the reasonableness of the financial statements of the Company, (ii) the compliance by the Company with regulatory requirements applicable to the financial statements, and (iii) the independence and performance of the Company’s independent public accountants.

The Committee will be comprised of three or more directors of the Board. All members of the Committee will be directors who meet the knowledge requirements and the independence requirements as set forth on Exhibit A. The members of the Committee will be appointed by and serve at the discretion of the Board. The Chairperson of the Committee will be appointed by the Board. At least one member of the Committee must qualify as an “audit committee financial expert” as described in Exhibit A, and the Company must disclose in the periodic reports required by Section 13(a) of the Securities Exchange Act of 1934 (the “Act”) whether or not it has at least one member who is an audit committee financial expert as described on Exhibit A.

The following functions shall be common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that, in its discretion, the Committee may diverge from this guide as appropriate given the circumstances, provided, however, that the Committee shall not diverge from its responsibilities under applicable law or the rules of the Securities and Exchange Commission and the American Stock Exchange.

The responsibilities of the Committee shall include, and the Board delegates to the Committee the express authority to do, the following:

1.    Be solely responsible for the appointment, compensation and oversight of the work of the independent public accountants (including resolution of disagreements between management and the independent public accountant regarding financial reporting) for the purpose of preparing or issuing an audit report or related work, and, where appropriate, terminate and replace such firm. Such independent public accountants shall report directly to and be ultimately accountable to the Committee.

2.    Make periodic reports to the Board.

3.    Review and reassess the adequacy of this Charter annually, recommend any proposed changes to the Board for approval and publish the Charter as required by applicable law.

4.    Review with management and the independent public accountants the annual audited financial statements to be included in the Company’s Annual Report on Form 10-K (including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”) to be filed with the Securities and Exchange Commission (“SEC”) (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K), including accounting and auditing principles and practices, any material changes from principles followed in prior years, any items required to be communicated by the independent public accountants in accordance with AICPA Statement of Auditing Standards (“SAS”) 61, any unusual or non-recurring items, the nature and substance of significant reserves, the adequacy of internal controls and any other matters that the Committee deems material. Such review shall be conducted prior to the public release of such information.

5.    Review with management significant judgments made in connection with the preparation of the Company’s financial statements, including an analysis of the effect of alternative GAAP methods and off-

balance-sheet structures on the Company’s financial statements and a description of any transaction as to which management obtained an SAS No. 50 letter.

6.    Review and discuss with management and the independent public accountants the Company’s quarterly financial statements (including the Company disclosure under Management’s Discussion and Analysis of Financial Condition and Results of Operations”) and the results of the independent public accountants’ reviews of the quarterly financial statements), prior to the public release of such information.

7.    Review with the independent public accountants any audit problems or difficulties the independent public accountants may have encountered and management’s responses, including: (i) any restrictions on the scope of activities or access to requested information and (ii) any recommendations made by the independent public accountants as a result of the audit.

8.    Obtain and review timely reports from the independent public accountants regarding:

(a)    all critical accounting policies and practices to be used by the Company;

(b)    all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent public accountants; and

(c)    all other material written communications between the independent public accountants and management, including any management letter or schedule of unadjusted differences.

9.    With the Board, evaluate the performance of the independent public accountant and, if so determined by the Audit Committee, recommend that the Board replace the independent public accountant.

10.    Ensure that the lead audit partner having primary responsibility for the audit and the reviewing audit partner of the independent public accountants are rotated at least every five years.

11.    Review the range of estimated costs of audit and non-audit services performed by the independent public accountant.

12.    Pre-approve all auditing services and all non-auditing services to be performed by the independent public accountants. The independent public accountants shall not be retained to perform the prohibited non-audit functions listed on Exhibit B. Such pre-approval may be given as part of the Committee’s approval of the scope of the engagement of the independent public accountants or on an individual basis. The approved non-auditing services must be disclosed in the Company’s periodic public reports required by Section 13(a) of the Act. The pre-approval of non-auditing services may be delegated by the Committee to one or more of its members, but the decision must be presented to the full Committee at the next scheduled meeting.

13.    Receive annual reports from the independent public accountant regarding the auditor’s independence, discuss such reports with the auditor, and if so determined by the Audit Committee, take appropriate action to satisfy itself of the independence of the auditor.

14.    Discuss with the independent public accountant the matters required to be discussed by the Statement on Auditing Standards (“SAS”) No. 61 (as amended by SAS No. 90) issued by the Auditing Standards Board, relating to the conduct of the audit.

15.    Recommend to the Board whether the annual audited financial statements should be included in the Company’s Annual Report on Form 10-K and approve the Audit Committee report required by the rules of the SEC to be included in the Company’s annual proxy statements.

16.    Meet at least annually with (i) the Company’s Chief Financial Officer and (ii) the independent public accountants in separate sessions.

17.    Meet with such frequency, and at such times, as its Chairperson, or a majority of the Committee, determines, but shall meet at least quarterly. A special meeting of the Committee may be called by the Chairperson and will be called promptly upon the request of any two Committee members. The agenda of each meeting will be prepared by the Chairperson and circulated to each member prior to the meeting date. Unless the Committee or the Board adopts other procedures, the provisions of the Company’s Bylaws applicable to meetings of Board committees will govern meetings of the Committee.

18.    Keep minutes of its meetings.

19.    Modify to the extent it deems appropriate the procedures attached as Exhibit C for (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls auditing matters; and (ii) the confidential anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

20.    Have authority to retain, at the Company’s expense, independent legal counsel or other advisers, consultants or experts as the Audit committee, in its discretion, deems necessary or appropriate to carry out its duties.

21.    In its discretion, appoint and delegate matters to subcommittees, but no subcommittee will have any final decision-making authority on behalf of the Board or the Committee, except as expressly stated in this Charter.

22.    In its discretion, conduct any investigation it deems necessary or appropriate to enable it to carry out its duties.

23.    Have unrestricted access to the Company’s employees, independent public accountants, internal auditors, internal and outside counsel, and may require any employee of the Company or representative of the Company’s outside counsel or independent public accountants to attend a meeting of the Committee or to meet with any members of the Committee or representative of the Committee’s counsel, advisors or experts

Although the Audit Committee has oversight responsibility and the authority set forth in this Charter, it is not the duty or responsibility of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management.

EXHIBIT A

AMERICAN STOCK EXCHANGE REQUIREMENTS

Independence requirements (Amex Company Guide § 121.A)

Independent directors are not officers of the company and are, in the view of the company’s board of directors, free of any relationship that would interfere with the exercise of independent judgment.

The following persons shall not be considered independent:

(a)    a director who is employed by the corporation or any of its affiliates for the current year or any of the past three years;

(b)    a director who accepts any compensation from the corporation or any of its affiliates in excess of $60,000 during the previous fiscal year, other than compensation for board service, benefits under a tax-qualified retirement plan, or non-discretionary compensation;

(c)    a director who is a member of the immediate family of an individual who is, or has been in any of the past three years, employed by the corporation or any of its affiliates as an executive officer. Immediate family includes a person’s spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in such person’s home;

(d)    a director who is a partner in, or a controlling shareholder or an executive officer of, any for-profit business organization to which the corporation made, or from which the corporation received, payments (other than those arising solely from investments in the corporation’s securities) that exceed 5% of the corporation’s or business organization’s consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years;

(e)    a director who is employed as an executive of another entity where any of the company’s executives serve on that entity’s compensation committee.

Knowledge requirements (Amex Company Guide § 121.B(b)(i))

All members of the Committee must be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement or must become able to do so within a reasonable period of time after his or her appointment to the Committee.

At least one member of the Committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

SARBANES-OXLEY ACT REQUIREMENTS

Independence requirements

A Committee member may not, other than in his or her capacity as a member of the Committee, the Board, or any other board committee:

(a)    accept any consulting, advisory, or other compensatory fee from the Company; or

(b)    be an affiliated person1 of the Company or any of its subsidiaries.

The SEC may exempt a particular relationship that the SEC determines appropriate in light of the circumstances.

Knowledge requirement

There must be at least one “audit committee financial expert” on the Committee who has, through education and experience as a public accountant or auditor or a principal financial officer, controller or principal accounting officer of a company that, at the time the person held such a position, was required to file reports pursuant to section 13(a) or 15(d) of the Exchange Act (15 U.S.C. 78m(a) and 78o(d)), or experience in one or more positions that involve the performance of similar functions (or that results, in the judgment of the Board, in the person’s having similar expertise and experience), the following attributes:

(a)    an understanding of GAAP and financial statements;

(b)    the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;

(c)    experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues than can reasonably be expected to be raised by the registrant’s financial statements, or experience actively supervising one or more persons engaged in such activities;

(d)    an understanding with internal controls and procedures for financial reporting; and

(e)    an understanding of audit committee functions.

[1]	While the term “affiliate” is defined under Regulation 12b-2 of the Exchange Act Rules, the Exchange Act of 1934 (which Sarbanes-Oxley amends) (the “Exchange Act”) provides a separate definition for the term “affiliated person”, which is defined under Section 3(a)(19) of the Exchange Act by reference to the definition in the Investment Company Act of 1940, as amended (the “Investment Company Act”). While Congress may not have intended to pick up this subtle distinction, it appears that for the time being at least, determinations of whether a person is or is not an “affiliated person” should be considered in light of the definition under the Investment Company Act. The Investment Company Act defines an “affiliated person” as: (a) any person directly or indirectly owning, controlling, or holding with power to vote, 5% or more of the outstanding voting securities of such other person; (b) any person 5% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such other person; (c) any person directly or indirectly controlling, controlled by, or under common control with, such other person; (d) any officer director, partner, copartner, or employee of such other person; (e) if such other person is an investment company, any investment adviser thereof or any member of an advisory board thereof; and (f) if such other person is an unincorporated investment company not having a board of directors, the depositor thereof.

EXHIBIT B

PROHIBITED NON-AUDIT SERVICES

1.    Bookkeeping or other services related to the accounting records or financial statements of the Company;

2.    Financial information systems design and implementation;

3.    Appraisal or valuation services, fairness opinions, or contribution-in-kind reports;

4.    Actuarial services;

5.    Internal audit outsourcing services;

6.    Management functions or human resources;

7.    Broker or dealer, investment advisor, or investment banking services;

8.    Legal services and expert services unrelated to the audit; and

9.    Any other services that the Public Company Accounting Oversight Board to be formed pursuant to the Sarbanes-Oxley Act of 2002 determines, by regulation, is impermissible.

EXHIBIT C

COMPLAINT PROCEDURES

The Sarbanes-Oxley Act of 2002 requires that audit committees establish procedures for complaints relating to accounting, internal controls, and auditing and confidential anonymous information submitted by employees relating to “questionable accounting or auditing matters”. The following procedures are designed to comply with these requirements.

1.    Receipt, Retention and Treatments of Complaints

All complaints received by the Company regarding accounting, internal accounting controls or auditing matters shall be given to the Company’s Chief Financial Officer for response. A copy of each complaint and the Company’s response shall be provided each member of the Audit Committee and made available to the Company’s independent public accountants. A copy of each complaint and response thereto shall be preserved and maintained for a period of not less than three years from the end of the fiscal year in which the complaint was received in an easily accessible place.

2.    Confidentiality

Employees of the Company are encouraged to submit concerns regarding questionable Company accounting or auditing matters. In order to maintain the anonymity of employees, such complaints are to be sent (either by facsimile transmission, first class mail or express delivery) directly to the Chairman of the Company’s Audit Committee, Samuel P. Bell. Mr. Bell’s facsimile number is (213) 486-0469 and his mailing address is c/o Los Angeles Business Advisors, 333 South Hope Street, Suite 1253, Los Angeles, CA 90071.

APEX MORTGAGE CAPITAL, INC.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

IN CONJUNCTION WITH THE 2003 ANNUAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints PHILIP A. BARACH and MARC I. STERN proxies with power to act without the other and with full power of substitution, and hereby authorizes them to represent and vote the shares of Common stock of Apex Mortgage Capital, Inc. held of record by the undersigned on April 30, 2003, as directed on the reverse side and, in their discretion, on all other matters which may properly come before the 2003 annual Meeting of Shareholders to be held on June 19, 2003, at 9:00 A.M. and at any adjournment or postponement thereof, as if the undersigned were present and voting at the meeting.

Whether or not you expect to attend the meting, you are urged to execute and return this proxy, which may be revoked at any time prior to its use.

Proposal No. 1: The Board of Directors recommends a vote “FOR” the election of each of the Nominees. Proxies received will be voted for each of the Nominees unless stockholders specify otherwise in the proxy. Any received proxy that does not withhold authority to vote for the election of any nominee shall be deemed to grant such authority.

Proposal No. 2: The Board of Directors recommends A vote “FOR” this item. Proxies received will be voted For this item unless stockholders specify otherwise in the proxy.

In addition, proxies received will be voted in the Proxies’ discretion on any other matters that may Properly come before the 2003 Annual Meeting.

Unless contrary instructions are given on the reverse, this Proxy shall be voted according to the recommendations of the Board of Directors.

APEX MORTGAGE CAPITAL, INC. P.O. BOX 11444 NEW YORK, N.Y. 10203-0444

(continued and to be dated and signed on the reverse side)

PROPOSAL NO. 1: ELECTION OF DIRECTORS	FOR all nominees listed below	☒	WITHHOLD AUTHORITY to vote for all nominees listed below	☒	*EXCEPTIONS	☒

Authority to elect the following two (2) named Nominees to the Board of Directors to hold office until the Annual Meeting of Stockholders in 2006 and until their respective successors are duly elected and qualified.

Nominees: Peter G. Allen
Philip A. Barach
(The Board of Directors recommends a vote FOR each of the Nominees.)
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.)

*Exceptions

PROPOSAL NO. 2:
APPOINTMENT OF INDEPENDENT ACCOUNTANTS			FOR ☒	AGAINST ☒	ABSTAIN ☒
(The Board of Directors recommends a vote FOR.)

The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and of the Proxy Statement.

			I/WE PLAN TO ATTEND THE MEETING ☒	Change of Address and/or Comments Mark here		☒

Please print name(s) exactly as it/they appear of record in connection with those shares over which you have voting authority. Joint owners should each sign personally. Where applicable indicate your official position or representation capacity.

Dated: , 2003

Signature(s)

Print Name(s)

(Please sign, date and return this proxy in the enclosed postage prepaid envelope.)			Votes must be indicated (x) in Black or Blue ink. ☒